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                                                                    Exhibit 99.4

                                  PRESS RELEASE

FOR IMMEDIATE RELEASE           EAGLE FOOD CENTERS

                                P.O. Box 6700, Rock Island, Illinois 61204-6700 Executive Offices & Distribution Center
                                Route 67 & Knoxville Road, Milan, Illinois 61264
                                Telephone: 309-787-7700/Fax: 309-787-7895


Analyst Contact:  Pat Hanrahan, Investor Relations
                  Eagle Food Centers 309-787-7730

Media Contacts:   Jacqueline K. Debowski, Public Relations
                  Eagle Food Centers 309-787-7873

                  John Digles
                  The MWW Group 312-853-3131
                  Email address: jdigles@mww.com

              EAGLE FOOD CENTERS OBTAINS COURT APPROVAL OF INTERIM
         FINANCING AND PAYMENT OF EMPLOYEE, TRADE, AND OTHER CLAIMS; THE
            COURT SCHEDULES A CONFIRMATION HEARING ON EAGLE'S PLAN OF
                         REORGANIZATION FOR MAY 17, 2000

         MILAN, ILLINOIS, March 2, 2000 -- Yesterday, Eagle Food Centers, Inc. (NASDAQ: EGLE) successfully obtained Court approval of interim debtor in possession financing and various "first day" requests for relief from the Honorable Roderick R. McKelvie of the United States District Court presiding over Eagle's chapter 11 reorganization case filed on Tuesday, February 29, 2000 in Wilmington, Delaware. In particular, the Court authorized Eagle, among other things, to pay prepetition claims of employees, utilities, reclamation claimants, critical trade vendors, and other key constituents. The Court scheduled a hearing on March 21, 2000 to consider Eagle's request for final approval of the $50 million debtor-in-possession and to authorize Eagle to pay the prepetition claims of its remaining trade creditors.

         The Court also scheduled a hearing to approve Eagle's disclosure statement for April 17, 2000 and a confirmation hearing on Eagle's plan of reorganization on May 17, 2000.

         "We are quite pleased with the outcome of yesterday's hearing," said Jeffrey Little, President and CEO of Eagle Food Centers, Inc. "We have sufficient liquidity and will now be able to run our business during our short stay in chapter 11 with minimal disruption to employees, vendors, and other constituents."

         "Eagle and its 6,100 employees sincerely appreciate the continued support of our suppliers and other creditors during our reorganization," said Bob Kelly. "Through the reorganization process, we hope to eliminate unprofitable stores and reject unfavorable leases which will greatly enhance the profitability of our business. We fully anticipate emerging from chapter 11 in early June as a stronger company better able to compete in the markets we serve."
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         On February 29, 2000, Eagle filed for protection under chapter 11 in
Wilmington, Delaware to effectuate a pre-negotiated plan of reorganization (the "Plan"). The Plan has already been agreed to by Eagle's prepetition bank lender and institutional holders of Eagle's 8 5/8% Senior Notes due April 15, 2000 representing approximately 29% of the $100,000,000 in outstanding Senior Notes. The primary feature of the Plan will restructure the payment and interest terms of the Senior Notes through the issuance of replacement notes (the "New Senior Notes.") THE OUTSTANDING PRINCIPAL AND ALL INTEREST UNDER THE SENIOR NOTES WILL BE PAID IN FULL UNDER THE TERMS OF THE NEW SENIOR NOTES AND THE PLAN. In particular, the New Senior Notes will have the following material terms and conditions: (i) a maturity date of April 15, 2005; (ii) an interest rate of 11%; and (iii) Eagle may, at its option, redeem the New Senior Notes at 100% of the principal amount outstanding at the time of redemption. On the effective date of the Plan, Eagle will also pay: (a) all accrued interest on the Senior Notes (which will continue to accrue through the duration of the case) and (b) $15 million in cash to reduce the principal amount of the New Senior Notes. On the effective date of the Plan, Eagle will also distribute 15% of the fully diluted common stock to Eagle to the holders of the Senior Notes, some of which (up to 10%) will be recoverable by Eagle upon the occurrence of certain conditions.

         Eagle Food Centers, Inc. is a leading regional supermarket chain headquartered in Milan, Illinois, operating 83 stores in central Illinois, eastern Iowa, and northwestern Indiana.

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         This press release may include statements that constitute
"forward-looking" statements. These statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include but are not limited to, continued acceptance of the Company's products in the marketplace, competitive factors, dependence upon third-party vendors and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.